
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Millburn L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      21,130,353
<SECURITIES>                                         0
<RECEIVABLES>                                1,704,013<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,957,816<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,957,816<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,079,172<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               783,249
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                295,923
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            295,923
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   295,923
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,625,967 and interest receivable of $78,046.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $123,450.
<F3>Liabilities include accrued brokerage fee of $123,283, redemptions payable of $94,301, and accrued management fee of $35,224.
<F4>Total revenues include realized trading revenue of $661,065, net change in unrealized of $123,450 and interest income of $294,657.

